U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Franky Interactive Corp.
(Exact name of Registrant as specified in its charter)

NEVADA	26-0336528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9750 Peace Way, Suite 2090, Las Vegas, Nevada	89147
(Name and address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(702) 869-0099
Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box |X|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.|__|

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock	3,529,175 shares	$0.20	$705,835	$21.92
(1)	This price was arbitrarily determined by Franky Interactive Corp.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
The Corporate Law Center
Ronald Serota
2620 Regatta Dr., Suite 102
Las Vegas, NV 89128
(702) 869-0099 Fax: (702) 446-6071 or (702) 736-8621

SUBJECT TO COMPLETION, Dated _____________

PROSPECTUS
FRANKY INTERACTIVE CORP.
3,529,175
COMMON STOCK
INITIAL PUBLIC OFFERING

The selling shareholders named in this prospectus are offering up to 3,529,175 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.20 per share.  This offering will expire on July 6, 2008 unless extended by the board of directors.  The board of directors has discretion to extend the offering period for a maximum of an additional six months.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.20	None	$0.20
Total	$705,835	None	$705,835

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.20 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board.  Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” on page 7-12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: ____________

Page
Summary	4
Risk Factors	6
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	6
Because we have a limited operating history, it is difficult to evaluate your investment in our stock.	6
Because we conduct our business through the internet and verbal agreements, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.	6
Because the demand for our services is continually changing in nature, our inability to effectively manage cash flows could harm our business.	7
In the event that we are unable to successfully compete within the media business, we may not be able to achieve profitable operations.	7
If we are unable to promote our services on time to our consumers’ demands, we could suffer lost sales.	7
Because our management is inexperienced in operating a media business, our business plan may fail.	7
If any of our designs infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.	8
If we are not granted trademark and copyright protection for our designs, we may have difficulty safeguarding our designs potentially resulting in our competitors utilizing them impairing our ability to achieve profitable operations.	8
Because our officers have only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	8
New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.	8
If a market for our common stock does not develop, shareholders may be unable to sell their shares	9
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline	9
If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in the decrease the value of our common stock and delay or prevent a change in control of us.	9

If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.	10
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	10
Because we will subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board the level of trading activity in our stock may be reduced.	10
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	11
Forward-Looking Statements	12
Use of Proceeds	12
Determination of Offering Price	12
Dilution	12
Selling Shareholders	12
Plan of Distribution	17
Legal Proceedings	19
Directors, Executive Officers, Promoters and Control Persons	19
Security Ownership of Certain Beneficial Owners and Management	22
Description of Securities	22
Interest of Named Experts and Counsel	26
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	26
Organization Within the Last Five Years	27
Description of Business	27
Description of Property	33
Management Discussion and Analysis	34
Certain Relationships and Related Transactions	35
Market for Common Equity and Related Stockholder Matters	36
Executive Compensation	39
Financial Statements	40
Changes in and Disagreements with Accountants	41
Available Information	41

Summary

Franky Interactive Corp.

We were incorporated as Franky Interactive Corp., in the State of Nevada on May 30, 2007.  We are primarily in the media business of providing multi-lingual programming (television, radio, streaming, and etc) in conjunction with internet and mobile devices.  The initial focus of our plans is to target consumers who benefit from an “interactive lifestyle” enabled by internet, wireless and telecommunications technology and to encourage others to embrace this new communication style.  Our customers are, but not limited to, the young and affluent group, traveling businessmen, enterprises, and traditional media consumers who either need or want an increased interactive viewing experience.

The Company will pioneer an interactive lifestyle based upon internet, wireless and telecommunications technology.  The company will provide entertainment, interactive media content, programming, products, and consultation services, to the consumer and business enterprises.  We have a website at www.frankylive.com and also able to generate sales through our website.  The Company plans to co-operate with Telcos and traditional TV networks to build an archive of multilingual programming for broadband users and mobile device users.  Due to regulatory barriers, Telcos and network stations are head-to-head competitors in the space of IPTV.  The Company aims to apply web 2.0 and compliant technologies such as streaming to create media platforms for viewers to enjoy personalized TV, radio, and other viewing along with the ability to engage in interactive commerce.

Our fiscal year end is June 30.

Our principal offices are located at 9750 Peace Way, Suite 2090, Las Vegas, NV 89147.  Our phone number is:  702-869-0099.

The Offering

Securities Being Offered	Up to 3,529,175 shares of our common stock.
Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.20 per share.  We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued and to be Issued
11,029,175 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	As of June 30, 2007 (Audited)
Cash	$14,290
Total Assets	$14,390
Liabilities	$58,538
Total Stockholders’ Deficit	$44,248

Statement of Operations	For the Year Ended June 30, 2007 (Audited)
Revenue	$0
Loss for the Period	$58,648

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our common stock are not publicly traded.  In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned limited revenue since our inception, which makes it difficult to evaluate whether we will operate profitably.  Operating expenses for the year ended June 30, 2007, totaled $58,638.  We have incurred cumulative net losses of $58,648 since our inception. We have not attained profitable operations and are dependent upon obtaining financing to continue operations.  As of June 30, 2007, we had cash in the amount of $14,390.  Our future is dependent upon our ability to obtain financing and upon future profitable operations.  We plan to seek additional funds through private placements of our common stock and/or through debt financing.  Our ability to raise additional financing is unknown.  We do not have any formal commitments or arrangements for the advancement or loan of funds.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.  As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Your evaluation of our business will be difficult because we have a limited operating history.  We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations, and our need to manage expanding operations.  Our business strategy may not be successful, and we may not successfully address these risks.  If we are unable to sustain profitable operations, investors may lose their entire investment in us.

Because we conduct our business through the internet and verbal agreements, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.

We conduct our business through the internet with various Telcos and TV network stations, to provide media services to us at their respective and customary rates upon request.  In addition, we have a verbal agreement with our accountants to perform requested financial accounting services and our outside auditors to perform auditing functions.  Each of these functions requires the services of persons in high demand and these persons may not always be available.  The implementation of our business plan and ability to service our customers may be impaired if these parties do not perform in accordance with our services.  In addition, it may be difficult to enforce a verbal agreement in the event that any of these parties fail to perform.

Because the demand for our services is continually changing in nature, our inability to effectively manage cash flows could harm our business.

We are primarily in the business of providing media, internet, wireless and telecommunications services to those who benefit from the interactive lifestyle.  As a result, the demand for our media services is continually changing.  The technology of our business requires us to manage our cash flows carefully over the course of any given fiscal year.  If we fail to manage our cash flows effectively in response to media and telecommunication changes, we may be unable to offset the results from any such period with results from other periods, which could impair our ability to meet cash flow needs. If we fail to monitor production and distribution accurately during these periods and are unable to satisfy our customers' delivery requirements, we could jeopardize our relationships with our customers.

In the event that we are unable to successfully compete within the media business, we may not be able to achieve profitable operations.

We face substantial competition in the industry.  Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources.  Many of our competitors and potential competitors have greater name recognition and more extensive distribution and customer bases that could be leveraged, for example, to position themselves as being more experienced.  To compete, we may be forced to offer lower prices and narrow our marketing focus, resulting in reduced revenues.

If we are unable to deliver our services on time to our consumers’ specifications, we could suffer lost sales.

The success of our business depends on our ability to deliver our services to our consumers’ specifications for time sensitive events.  We are dependent on co-operatives with Telcos and TV stations to deliver our services.  Disruptions in the delivery of our services for any reason could delay timely sales, which could result in cancelled sales.

Because our management is inexperienced in operating a media business, our business plan may fail.

Our management does not have any specific training in running a media business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry.  As a result, our management may lack certain skills that are advantageous in managing a media company.  Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

If any of our designs infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.

Although we have not received notices of any alleged infringement by us, we cannot be certain that our designs do not infringe on issued trademarks and/or copyright rights of others. We may be subject to legal proceedings and claims from time to time in our ordinary course of business arising out of intellectual property rights of others. These legal proceedings can be very costly, and thus can negatively affect the results of our operations.

If we are not granted trademark and copyright protection for our designs, we may have difficulty safeguarding our designs potentially resulting in our competitors utilizing them impairing our ability to achieve profitable operations.

Our success will depend, in part, on our ability to obtain and enforce intellectual property rights over our name and original designs in the United States.  To date, we have not sought any trademark or trade name registrations.  No assurance can be given that any intellectual property rights owned by us will not be challenged, invalidated or circumvented, that any rights granted will provide competitive advantages to us.   Intellectual property litigation is expensive and time-consuming, and can be used by well-funded adversaries as a strategy for depleting the resources of a small company such as us. There is no assurance that we will have sufficient resources to successfully prosecute our interests in any litigation that may be brought.  The failure to adequately protect our intellectual property and original designs could result in our competitors utilizing our designs and impair our ability to achieve profitable operations.

Because our officers have only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Joseph Weinstein, our chief executive officer, and Ms. Weining Zhang, our chief financial officer, devote 10 to 15 hours per week to our business affairs. We do not have employment agreements with Mr. Weinstein nor Ms. Zhang, nor do we maintain a key man life insurance policy for them. Currently, we do not have any full or part-time employees and hire consultants on an as-needed basis.  If the demands of our business require the full business time of Mr. Weinstein and Ms. Zhang, it is possible that Mr. Weinstein and Ms. Zhang may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize.

If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 3,529,175 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.  The outstanding shares of common stock covered by this prospectus represent approximately 32% of the common shares outstanding as of the date of this prospectus.

If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in the decrease the value of our common stock and delay or prevent a change in control of us.

Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock.  Our board of directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.20 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.
We intend to apply to the NASD over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,529,175 shares of common stock offered through this prospectus. The shares include the following:

•
2,975,000 common shares that the selling shareholders acquired from us in an offering that was exempt from Registration under Rule 506 of Regulation D or Regulation S of the Securities Act of 1933, as amended, and completed on June 8, 2007; and

•
554,175 common shares that the selling shareholders acquired from us in an offering that was exempt from Registration under Rule 506 of Regulation D or Regulation S of the Securities Act of 1933, as amended, and completed on July 6, 2007.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of July 6, 2007 including:

1.           the number of shares owned by each prior to this offering;
2.           the total number of shares that are to be offered by each;
3.           the total number of shares that will be owned by each upon completion of the offering;
4.           the percentage owned by each upon completion of the offering; and
5.           the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 3,529,175 shares of common stock outstanding on July 6, 2007.

Name and Address of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Roger K. Ng 2219 20th Avenue San Francisco, CA 94116	600,000	600,000	0	5.44%
Ron Serota 2620 Regatta Drive Suite 102 Las Vegas, NV 89128	700,000	700,000	0	6.35%
Evotech Management Corp. 1000 Pennsylvania Avenue San Francisco, CA 94116	400,000	400,000	0	3.63%
Shue Hing Cheung (1) 49 Hampshire Avenue Daly City, CA 94116	500,000	500,000	0	4.53%
Ziyang Zheng 11 Xindi SiXiang, 16Dui, Wushicun, Sanxiang Zhen, Zhongshan, Guangdong, China	425,000	425,000	0	3.85%
Jia Wu Suite 702 No. 75 Wushicun, Sanxiang Zhen, Zhongshan, Guangdong, China	200,000	200,000	0	1.81%
Xiaoyun Wang (2) Suite 703 No. 6 Yangguanghuayuan, Xiangzhouqu, Hongshan Road Zhuhai, Guangdong, China	100,000	100,000	0	0.91%

Yanqing Hong (3) 27A Lianyunge Hailiandasha, Futian, Shenzhen, Guangdong, China	50,000	50,000	0	0.45%
Weijie Wang Suite2, Floor3, Unit2, No. 113 Bldg., Anjuyicun, Baibutinghuayuan, Jiananqu, Wuhan 430012, Hubei, China	4,167	4,167	0	0.04%
Jinjie Zheng No. 021 Liaojiacunsandui, Qujiezhen, Xuwenxian, Guangdong, China	4,167	4,167	0	0.04%
Andrew Ng 141 Hamshire Avenue Daly City, California 94015	4,167	4,167	0	0.04%
Hong Wu Suite 706, Ciyuanlisanti, Xironglu, Chengxibeiyuan, Chaozhao Guangdong, China	4,167	4,167	0	0.04%
Shaoxiong Yang Suite 402, No.2 Bldg, Xinzhouhuayuan, Futian Shenzhen, Guangdong, China	4,167	4,167	0	0.04%
Kangwen Lu Suite 702, No.10 Bldg, Jiaoshicun, Dechengzhen, Deqingxian, Zhaoqing City, Guangdong, China	4,167	4,167	0	0.04%
Chun Wu Suite 702, No.75 Hebeicun, Xiameilin Shichang, Futian, Shenzhen, Guangdong, China	4,167	4,167	0	0.04%
Wanjie Gao Suite 506, No.7 Dongyuanxincun, Futian Shenzhen, Guangdong, China	4,167	4,167	0	0.04%
Weixiong Wu Suite 706, Ciyuanlisanti, Xironglu, Chengxibeiyuan, Chaozhao City, Guangdong, China	4,167	4,167	0	0.04%
Yueh Jen Chau Flat B, Gallant House 4/F., 100 Argyle Street, Kowloon, Hong Kong	4,167	4,167	0	0.04%
Wei Zhang Suite 205, No.22 Bldg, 11 District, Hepingjie, Chaoyangqu, Beijing 10013, China	4,167	4,167	0	0.04%

Xiuhua Zhang 98 Dongfong Road, Jiaolingxian, Guangdong 514100, China	4,167	4,167	0	0.04%
Zhenyu Wang Suite 2, Floor 3, Unit 2, No. 113 Bldg, Anjuyicun, Baibutinghuayuan, Jiananqu, Wuhan 430012, Hubei, China	4,167	4,167	0	0.04%
Lijuan Hu Suite 401, No. 101 Baibuhuating, Baibutinghuayaun, Jianganqu, Wuhan 430012, Hubei, China	4,167	4,167	0	0.04%
Kejun Yang Suite 202, No. 62 Bldg, Changshaxinyuan, 388 Mingzhubei Road Zhuhai, Guangdong, China	4,167	4,167	0	0.04%
Min Chen Suite 501, 404 Tongfuzhong Road, Haizhuqu, Guangzhou, Guangdong, China	4,167	4,167	0	0.04%
Li Chen Suite 501, 404 Tongfuzhong Road, Haizhuqu, Guangzhou, Guangdong, China	4,167	4,167	0	0.04%
Yanxing Zheng 8 Xingtangsan Road, Gongyequ, Baishierdui, Baishicun, Sanxiangzhen, Zhongshan, Guangdong, China	4,167	4,167	0	0.04%
Yurao Zheng 11 Xindisixiang, Wuchicun, 16 dui, Sanxiang, Zhongshan, Guangdong, China	4,167	4,167	0	0.04%
Guoqiang Li 36 Donghuajie, Sanxiangzhen Qianlongcun, Meixixincun, Zhongshan Guangdong, China	4,167	4,167	0	0.04%
Frank Cheuk Fai Wong Suite 1508, 6 Door, Building-D, Wanda Plaza N. 93, Jianguo Road, Chaoyang District Beijing, China	4,167	4,167	0	0.04%
Shuangui Guo Guangqumen Waidai Street, Bldg 29, Suite 2, No. 34, Chaoyang District Beijing, China	4,167	4,167	0	0.04%

Rui Jiang Class 2003 Master Degree Student, Xinjie Kouwatda Street, No. 19, Haidian District, Beijing, China	4,167	4,167	0	0.04%
Yupeng Zhou Zhanchunxiaocu, Bldg 2 Door 4 Suite 102 Haidian District, Beijing, China	4,167	4,167	0	0.04%
Peng Li Banxiaohutong No. 36 Suite 104 Dongcheng District, Beijing, China	4,167	4,167	0	0.04%
Victory Star 138 Glocester Road, 10th Floor Wan Chai, Hong Kong	166,667	166,667	0	1.51%
Mountgold Corp. Treasurer’s Office 311 West Third Street Suite C Carson City, NV 89703	66,667	66,667	0	0.60%
Fort Holdings Ltd. 138 Gloucester Road, Room 1005, Wan Chai, Hong Kong	166,667	166,667	0	1.51%
Catherine S. Ratelle 6393 Buckaroo Avenue Las Vegas, Nevada 89108	50,000	50,000	0	0.45%
(1)	Shui Hing Cheung is the mother of Benedict Chen, an affiliate of our company.
(2)	Xiaoyun Wang is the mother-in-law of Weining Zhang, our chief financial officer, vice-president, secretary and director of the Company; and
(3)	Yanqing Hong is a cousin of Weining Zhang, our chief financial officer, vice-president, secretary and director of the Company

None of the selling shareholders;
(1)	has had a material relationship with us other than as a shareholder at any time within the past three years;
(2)	has been one of our officers or directors; or
(3)	are broker-dealers or affiliate of broker-dealers.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

We intend to contact an authorized Over-The-Counter Bulletin Board market-maker for sponsorship of our securities on the Over-The-Counter Bulletin Board. Currently, we or anyone acting on our behalf has requested or encouraged any broker-dealer to act as a market-maker for our securities. The sales price to the public is fixed at $0.20 per share until such time as the shares of our common stock become quoted on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.      the market price of our common stock prevailing at the time of sale;
2.      a price related to such prevailing market price of our common stock, or;
3.      such other  price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 35,292 shares as of the date of this prospectus, or;
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

As of the date of this prospectus, no selling shareholder has held their shares for more than one year. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates who own or control 8,000,000 common shares of the Company will be able to sell a portion of their securities, pursuant to Rule 144 and the volume and trading limitations therein, after May, 2008.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.      not engage in any stabilization activities in connection with our common stock;

2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;

3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is:  The Corporate Law Center, Ronald Serota, Esq., 2620 Regatta Drive, Suite 102, Las Vegas, Nevada  89128.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of June 30, 2007 are as follows:

Directors:

Name of Directors	Age

Weining Zhang	37

Executive Officers:

Name of Officer	Age	Office

Joseph Weinstein	57	President, Chief Executive Officer,
Weining Zhang	37	Vice President, Chief Financial Officer and Secretary

Set forth below is a brief description of the background and business experience of executive officers and directors.

Joseph Weinstein, President and CEO. Mr. Weinstein has held many executive management positions for over 30 years in a diverse number of industries, including real estate, nutraceuticals, pharmaceuticals, and hi-tech.  He has over ten years of experience in international business.  He is presently CEO of LP Holding, Inc., a company listed in the Over The Counter market.  He served as a Vice-President of Business Development at Transpacific Companies, LLC (2007), Renaissance Home & Mortgage (2003-2006), Lighthouse Worldwide Solutions Inc (1997-2004).  From 1987 to 1996, he held various sales, marketing and program management positions with Apple Computer/Claris Corporation.

Prior to that, he served as Executive Vice-President of Elect-Air Tool and General Manager of Kay Plastics Corporation.  He served on the Board of Directors of a pharmaceutical start up from 2005 to 2006. Mr. Weinstein received his BA from San Francisco State University and an MBA from San Jose State University.

Weining Zhang, Director, Vice President, Chief Financial Officer and Company Secretary.Ms. Zhang has been an entrepreneur responsible for brand design and capitalization of several start-ups in cosmeceuticals and media.  She had over ten year of experiences as a financial professional with US and European institutions.  She was a NASD registered financial advisor with American Express Financial Advisors in San Francisco in 2003, advising clients on asset management. In Milan, from 2000 to 2001, she was a senior manager with the investment boutique, Real Options Group, responsible for buy-side analysis for hedge funds, and power point presentations on using real options to valuate high risk projects and increase shareholders’ value.  She was also an investment and business development manager with Italy's first internet incubator Cirlab, and worked on the production of the TV show Power Lunch for CNBC Europe in London. From 1998 to 1999, she was a real estate finance closing analyst with New York's investment bank Donaldson, Lufkin & Jenrette, responsible for closings of more than one billion dollars of asset-backed loans. From 1995 to 1998, she was a corporate finance paralegal in New York and Hong Kong with the Wall Street law firm of Winthrop, Stimson, Putnam & Roberts, working on a team with US attorneys on due diligence and translations in multi-million dollars of international transactions and IPO listings. Ms. Zhang graduated in 2000 with a specialized MBA in finance from SDA Bocconi in Italy, and a BA in Economics from University of California at Berkeley in 1993.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

Joseph Weinstein and Weining Zhang are our only significant employees.

We conduct our business through the internet through co-operatives with Telcos and TV stations. The Company plans to make these agreements to include the following:

1.	A co-operative agreement with our Telcos and TV stations to provide services at their respective and customary rates upon request.

2.	Verbal agreements with our accountants to perform requested financial accounting services.

3.	Verbal agreements with auditors to perform audit functions at their respective normal and customary rates.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of July 6, 2007, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Title of Class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock(1)
Common Stock	Weining Zhang, Director 2620 Regatta Drive, Suite 102 Las Vegas, Nevada 89128	3,500,000	31.73%
Common Stock	Joseph Weinstein 2620 Regatta Drive, Suite 102 Las Vegas, Nevada 89128	500,000	4.53%
Common Stock	All Officers and Directors as a Group (one person)	4,000,000	36.26%
Common Stock	Benedict Chen (2) 2620 Regatta Drive, Suite 102 Las Vegas, Nevada 89128	4,000,000	36.26%

(1)	The percent of class is based on 11,029,175 shares of common stock issued and outstanding as of July 6, 2007.
(2)	Securities reported herein are made up of 3,500,000 owned by Benedict Chen and 500,000 shares owned by Shui Hing Cheung, the mother of Benedict Chen.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share.  As of July 6, 2007, there were 11,029,175 shares of our common stock issued and outstanding.  Our shares are held by thirty-seven (37) stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Transfer Agent

We appointed Interwest Transfer Co., Inc. of Salt Lake City, Utah, as our transfer agent.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Ronald Serota, Attorney of The Corporate Law Center, Las Vegas, Nevada our independent legal counsel, has provided an opinion on the validity of our common stock.

Michael Moore, C.P.A. of Moore and Associates, Chartered,  has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in its audit report.  Michael Moore, C.P.A., has presented its report with respect to our audited financial statements.  The report of Michael Moore, C.P.A., is included in reliance upon his authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated as Franky Interactive Corp., in the State of Nevada on May 30, 2007.  We are primarily in the media business of providing multi-lingual programming (television, radio, streaming, and etc) in conjunction with internet and mobile devices.  The initial focus of our plans is to target consumers who benefit from an “interactive lifestyle” enabled by internet, wireless and telecommunication technology and to encourage others to embrace this new communication style.  Our customers are, but not limited to, the young and affluent group, traveling businessmen, enterprises, and traditional media consumers who either need or want an increased interactive viewing experience.

Mr. Joseph Weinstein, our President, CEO, has been a promoter of our company since its inception.

Description of Business

Company Overview

We were incorporated as Franky Interactive Corp., in the State of Nevada on May 30, 2007.  We are primarily in the media business of providing multi-lingual programming (television, radio, streaming, and etc) in conjunction with internet and mobile devices.  The initial focus of our plans is to target consumers who benefit from an “interactive lifestyle” enabled by internet, wireless and telecommunication technology and to encourage others to embrace this new communication style.  Our customers are, but not limited to, the young and affluent group, traveling businessmen, enterprises, and traditional media consumers who either need or want an increased interactive viewing experience.

Business Strategy

The Company will pioneer an interactive lifestyle based upon internet, wireless and telecommunications technology.  The company will provide entertainment, interactive media content, programming, products, and consultation services, to the consumer and business enterprises.  We have a website at www.frankylive.com and also able to generate sales through our website.  The Company plans to co-operate with Telcos and traditional TV networks to build an archive of multilingual programming for broadband users and mobile device users.  Due to regulatory barriers, Telcos and network stations are head-to-head competitors in the space of IPTV.  The Company aims to apply web 2.0 and compliant technologies such as streaming to create media platforms for viewers to enjoy personalized TV, radio, and other viewing along with the ability to engage in interactive commerce.

Integrate Common Channels

The Company plans to co-operate with Telcos and TV network stations to build an archive of programmings for broadband users.  Due to regulatory barriers, Telcos and network stations are head-to-head competitors in the space of IPTV.  The Company aims to apply P2P streaming technology to create a win-win situation for all parties through the platform of IPTV.  The Company aims to win young adults to rely on interactive IPTV as an outlet of entertainment, while migrating traditional TV viewers to IPTV platform.

Exclusive Content

The Company sees its nature as a new media company and pioneers in the new territory of internet technology deployment, therefore, it must prevail in content creation and sharing to differentiate from competitions and nurture loyal customers.  The Company plans to fund IPTV episodes and short films to show exclusively on its website and they then become sellable and licensed out; it plans to fund exclusive interactive education programs; and may purchase popular programs such as sports program on an exclusive basis for its subscribers, and mobile phone users.

Interactive Experiences

The Company plans to promote interactive experiences for consumers.  The Company’s domain shall become a platform for collective wisdom forming, and knowledge sharing.  Users may vote for their favorite shows, order video on demand, download daily news, enjoy conferencing, e-education, gaming, sharing favorite contents, personal talent performance, witness news report, and sitcoms.  Advertising shall become interactive, allowing viewers to express opinions and make purchases on the spot.  The similar notion of interactive experience would also take place in digital homes and digital communities.

Value Added Services

On-line interactive nature is complemented by value added services: use mobile phones to send SMS for voting and downloading ring tones and songs, use IVR to order songs, record programs.

Growth Strategy

The Company plans to grow through mergers and acquisitions, making both horizontal and vertical integration and apply the best practice strategy in managing these acquired businesses

A.
Vertical Integration Plan.  The Company plans to enter into joint ventures with or acquire Information and Communications Technology companies, VOIP website, internet security company, electronics makers and etc.

B.
Horizontal Integration Plan.  The Company plans to acquire advertisers and traditional media companies.  They are outdoor, filming billboard, internet, magazine and newspaper advertisers, film and play production companies, magazine and newspaper.  Acquisition targets also include companies that lead and contribute to the interactive lifestyle. The Company plans to set up franchises in major cities in the world, tailoring local contents to subscribers.

Technology and Market

The age of convergence of television and telecommunications networks has arrived, and Internet Protocol TV (“IPTV”) is considered a symbol of broadcasting over broadband.  P2P Streaming technology and other Web2.0 technologies allow large groups of people to watch visuals and videos from a buffer zone in the internet.  All the individual entertainment devices of the evolution drive in one direction of the convergence: broadband TV, PCs, mobile phones, handhelds and etc.  Users of these devices have increasing demands of interactivity in content delivery and content quality.

China’s IPTV viewers will become the number one in the world, around 25% of world IPTV viewers.  In 2006 broadband internet users in China reached 90 million and they will grow 15% annually, netizens 131 million, mobile phone users 443 millions (source: Iresearch “Jan 2007 CNNIC internet report in China”).

This market deserves attention as it has grown out of infant stage.  China has 300 million traditional television viewers now, if 20% of which is converted to IPTV viewers, it would end up 60 million.  By 2008, broadband users would be 100 million, and 20% of which is to convert to IPTV viewers, equivalent to 20 million.  Therefore, IPTV viewers could reach 80 millions in total.  Assume each viewer spends USD 40.00. (source: IPTV World).  The market of IPTV in 2008 could go more than USD 3 billion.  This figure is without consideration for 2008 Olympics game in China, which would gather half of its 1.3 billion population watching the game.

In terms of regulation on TV program production, China's State Administration of Radio Film and Television (“SARFT" ) has allowed foreign broadcasters to set up joint ventures to produce and sell TV programs (source: “SARFT”).

China will build the 3G network starting 2007, and by 2009 it will cover the whole country.  (Source: article dated May 28, 2007 “insiders’ information on China ‘s 3G network buildup plan”.)  This news is significant, as rich media content downloading to mobile phones would become widely available.

Market Analysis:  P2P Industry

P2P computing facilitates direct person-to-person communication, information, and file sharing from one PC to another.  P2P distributes processing power, file storage, and network traffic to the edges of the net, thus allowing individual computer users to exchange video, music and text files without the involvement of a centralized source or server.

Before P2P media services emerged, Internet users located music over the web by spending time searching websites for specific music recordings, or by visiting MP3 music sites like MP3.com and Emusic.com, where they were given access to a limited amount of music and were required to pay for it. Napster entered the P2P media service and provided users with a convenient method of locating music.  Users were now able to type a music title in a search field and any computer that contained the search item throughout the network was displayed.

We believe that music is only the first of many digital file types that will be transferred between computers over the Internet.  For example, consumers are already able to trade movies in the controversial Div-X format.  Just like MP3s changed the music industry, Div-X is doing the same for the movie industry.  Div-X movies are DVD quality and can be copied from a PC hard drive to a regular CD.  The CD is then played in a standard DVD player.  Other digital files currently being exchanged over P2P media services are e-books, text documents, photo images, and software programs.  As a result, we believe that the consumer demand for these P2P media services will continue to expand, resulting in potentially greater revenue streams for companies that possess a sustainable business model.

We plan to use a legal P2P steaming approach to provide very high capacity multi-point downloads of video contents.  Optimal use of bandwith as a result of using optimal computing methods is realized by the decentralized access of content which already was downloaded by multiple users.  This is significant as masses of users may be able to view audio visual contents over the internet simultaneously from PC terminals all over the world.

Marketing Strategy

The Company plans to target three groups of people in China for a start.  Test the concept and further build on major cities in the world.  The three groups of people are:

1.	those who are foreign businessmen, expatriates and global trotters who need to be in the know of world’s events;

2.	the middle and upper class of China, around 50 million, among which some are educated abroad and keen on world events and high-tech savvy; and

3.
the “hear me out” young and curious up-comers who fall between 20 and 30 years old.  They embrace new digital life and share some similarities: not only do they have wide range of interests but also they are single.  In China, 30% of them spend USD20 per month. (source: Iresearch “Jan 2007 CNNIC internet report in China”)

The Company plans to promote its message and image simultaneously on many different media platforms.  It cross-promotes among its products and services.  Leverage the Company’s relationship with Telcos, the Company plans to  cross-promote its own website and send mass emails and SMS to mobile phone users, and other IPTV channel subscribers.  The Company intends to build strong affiliations with partner operators.

Promotion Strategy

The objective of the promotion strategy is to effectively invest promotion and advertising dollars to attain a critical mass of users.  Within the first year the Company hopes to:

•	Develop Company awareness;

•	Build a base of loyal users;

•	Develop relationships with digital music companies and P2P media services;

•	Develop relationships with leading companies in the content industries, i.e., music, movies, publishing, etc.

The Promotion Strategy is as follows:

•	Launch of marketing promotional strategy for www.frankylive.com
•	Continued marketing promotional strategy for www.frankylive.com

The details of the promotion strategy are as follows:

The promotional mix will revolve around Direct Sales, Internet Marketing, Trade Shows, Promotions, Advertising and Publicity in support of the launches of www.frankylive.com.

Direct Sales

The Company intends to build a sales team that will research, develop, and maintain relationships with potential and established P2P media services.  This team is expected to serve as liaisons with licensee customers and constantly be on the front lines searching out new customers at tradeshows, conventions, etc.

Internet Marketing

The Company seeks to develop a marketing program that will research, develop and implement an online marketing strategy to create www.frankylive.com and brand awareness and get the Company’s message to consumers and potential customers.  This will include search engine positioning, affiliate programs, online news releases, direct mailing lists, newsgroup monitoring, newsletter distribution, and other innovative web marketing tools still in development.

Trade Shows

Attendance at industry trade shows can provide us with an excellent cost effective opportunity to source potential partners, competition, and other product development opportunities.  Our sales team would attend trade shows that focus on the digital entertainment industry.

Promotions

•
Promotional teams – will aim to develop brand awareness in the minds of its target consumer market and increase our user base through street-level marketing tactics.  The Promotion Teams will visit local hot spots frequented by the target consumers, including universities, nightclubs, sporting events, etc.

•
Sponsorships – We plan to sponsor entertainment, sporting, music and other events in market areas that target a typical consumer.  This effort can provide an excellent opportunity to develop our brand awareness and to associate our brand with the lifestyle of the target consumer.

Advertising

The Company plans to implement an extensive advertising campaign in each local market to create brand awareness and increase membership.  The advertising campaign will be done through print, radio, and the Internet.  Each of these mediums will be targeted towards the consumer market.

The Company seeks to generate publicity through news releases, cutting edge publicity campaigns and, charity events.  These marketing initiatives will strive to spread our name in each local market and tie the Company in with the local community.

Equipment

Within the first four to six months the Company intends to invest money in equipment to be used in developing products, backend technology, and corporate file servers.  The amount to be expended is entirely dependent upon the additional capital to be raised by the Company.

Competition

In the past, there were over 25 music P2P services on the Internet, and eight, Napster, Gnutella, Hotline, Cute MX, iMesh, AudioGalaxy, Morpheus and Spin Frenzy, had emerged as the major participants due to their claims of large consumer user bases.  Because these companies were the first group to offer P2P media services, and because they charged no user fees, they were able to quickly amass large user bases.

Napster, and other companies with the same “free music sharing” concept, are currently subject to a number of highly publicized lawsuits because, among other things, it was argued that they promote the use of a software that violates the rights of music copyright owners including major record labels Sony and Universal.  As a result of these lawsuits, two new competitors in the P2P market were formed through joint ventures with music industry moguls and Internet powerhouses.  MusicNet, a joint venture between RealNetworks, AOL Time Warner, Napster, Bertelsmann AG and EMI recorded Music, and Pressplay, a joint-venture between Sony Music Entertainment and

Universal Music Group with the affiliates of Yahoo, MSN and MP3.com, had both announced plans to enter into the market sometime in 2001.  Both new companies plan to offer digital download services and peer-to-peer file sharing services in exchange for either a subscription fee or sharing fee charge.  Details of the structure of these companies have yet to be fully disclosed.

Operations in China may be severely impacted by the government’s regulatory measures.  Telcos may obtain government’s approvals to operate IPTV independently and become competitive.  Competition from rival firms could be fierce as venture capital is pouring a lot of money to similar websites.  Hostile competition from big players may hinder the Company’s growth.  As the Company intends to operate globally, foreign exchange risk may be a factor to consider.

Employees

We have no employees as of the date of this prospectus other than our executive officers, Mr. Weinstien and Ms. Zhang.  We conduct our business largely through co-operative arrangements with Telcos and TV Stations and other independent third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We have neither formed, nor purchased any subsidiaries since our incorporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

We believe that our success will depend, in part, on our ability to obtain and enforce intellectual property rights over our name and original designs in the United States. To date, we have not sought to protect any of our intellectual property.  We plan to seek protections over our name and original designs in the United States over the next twelve months.

Government Regulation

Government regulation and compliance with environmental laws will not have a material effect on our business.

Description of Property

The Company has maintained an office at the office of a shareholder.  The amount of space used is nominal.  During the period from inception through June 30, 2007, the company paid no rent. The fair market value of this office rent is not reflected in the statement of operations as it is valued at no more than $150 per month.

Management Discussion and Analysis

Results of Operations for Period Ending June 30, 2007

We generated $0 in revenue for the year ended June 30, 2007.  We did not generate any revenue for the year ended June 30, 2007.  Our cost of goods sold for the year ended June 30, 2007 was zero.  We recorded a gross loss from sales for the year ended June 30, 2007 of $58,638.  During the year ended June 30, 2007, we sold our services below cost and at a loss in order to undercut the pricing of competition and secure new users.

We incurred operating expenses in the amount of $58,638 for the year ended June 30, 2007.  These operating expenses are primarily attributable to general and administrative expenses associated with the initial development of our business, legal expenses, and consulting fees. During the year ended June 30, 2007, we incurred $52,500 in professional fees, accrued expenses in the amount of $2,888, and interest payable in the amount of $3,250.  We borrowed $50,000 from two companies affiliated to us by common ownership with the founders of this company. See Promissory Notes attached as an exhibit herein.

We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to our sales and marketing plan, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We incurred a loss in the amount of $58,638 for the year ended June 30, 2007.

Liquidity and Capital Resources

As of June 30, 2007, we had total current assets of $14,390 and total assets in the amount of $14,390.  Our total current liabilities as of June 30, 2007 were $58,638.  We had a working capital deficit of $44,248 as of June 30, 2007.

Operating activities used $72,860 in cash for the year ended June 30, 2007.  Our net loss of $58,648 was the primary component of our negative operating cash flow.  There were no investing activities during the year ended June 30, 2007.  Cash flows provided by financing activities during the year ended June 30, 2007 consisted primarily of $37,250 as proceeds from the issuance of common stock and $50,000 as loans from two companies.

As of June 30, 2007, we have insufficient cash to operate our business at the current level for the next twelve months.  We must raise additional capital to achieve our business goals and to continue operations.  Although our principals have no legal obligation to infuse additional capital, it is anticipated that our principals will do so as reasonably necessary by providing short-term demand loans carrying a market interest rate.  Management currently plans to raise additional capital following the completion of this registration statement.  We plan to offer equity securities to meet our financial requirements over the next twelve months.  We believe that it will be easier to raise the requisite financing once we become a reporting company and our stock is traded on a readily accessible exchange or national quotation system.  We believe this because investors generally feel more comfortable with investments in which there are periodic and complete reports filed with the SEC.  In addition, investors put more value on investments in securities of a company for which they have a readily accessible market to sell their securities.  We plan to be quoted on the over-the-counter bulletin board upon effectiveness of this registration statement in order to provide this benefit to investors, but we can provide no assurance that our stock will be quoted on the over-the-counter bulletin.  In addition, a market for our common stock may never develop. In the event we are not able to obtain financing within the next 12 months, our operations will be limited.

Going Concern

We have limited working capital and received limited revenue from sales of services.  We incurred significant initial set-up costs, including promotions and website designs associated with our services.  We also incurred costs associated with its entry into media markets.  These factors create substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if we are unable to continue as a going concern.

Our ability to continue as a going concern is dependent on us generating cash from the sale of our common stock or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling our equity securities and/or obtaining debt financing to fund our capital requirement and ongoing operations; however, there can be no assurance that we will be successful in these efforts.

Off Balance Sheet Arrangements

As of June 30, 2007, there were no off balance sheet arrangements.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock.  There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of he rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty-seven (37) holders of record of our common stock.

Rule 144 Shares

A total of 10,475,000 shares of our common stock are currently issued and outstanding and none are available for resale to the public under Rule 144.  Persons who own or control 8,000,000 common shares and who are our officers or directors or affiliates are not part of the group of shares being registered herein. Their shares may be available for resale to the public, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933, after May, 2008.

Of the shares being registered, 2,975,000 shares held by eight (8) shareholders will be available for resale after June 8, 2008 and the remaining 554,175 shares held by twenty-nine (29) shareholders will be available after July 6, 2008, all in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 35,708 shares as of the date of this prospectus, or;

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board.  We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, in order for us to continue with our plan, we will need to raise additional capital.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our President and to our Secretary for all services rendered in all capacities to us for our fiscal year ended June 30, 2007.

Annual Compensation					Long Term Compensation
Name	Title	Year	Salary	Bonus	Other annual Compensation	Restricted Stock Awarded	Options/ SARs (#)	LTIP payouts	All Other Compensation
Joseph Weinstein	CEO	FYE June 30, 2007	$0	$0	$0	0	0	0	0
Weining Zhang	CFO, Secreatry and Treasurer	FYE June 30, 2007	$0	$0	$0	0	0	0	0

We do not pay to our directors or officers any salary or consulting fee.

We do not pay to our directors any compensation for serving as a director on our board of directors.

Stock Option Grants

There were no grants of stock options since inception to date of this Prospectus.

Financial Statements

Index to Financial Statements:

Audited financial statements for the period ended June 30, 2007 including:

F-1	Report of Independent Registered Public Accounting Firm

F-2	Balance Sheet as of June 30, 2007

F-3	Statement of Operations for the year ended June 30, 2007

F-4	Statement of Stockholders’ Deficit for the year ended June 30, 2007

F-5	Statement of Cash Flows for the year ended June 30, 2007

F-6	Notes to Financial Statements

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Franky Interactive Corp
(A Development Stage Company)

We have audited the accompanying balance sheet of Franky Interactive Corp as of June 30, 2007, and the related statements of operations, stockholders’ equity and cash flows from inception May 30, 2007 through June 30, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Franky Interactive Corp as of June 30, 2007 and the results of its operations and its cash flows from inception May 30, 2007 through June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note H to the financial statements, the Company has generated no revenue and has not established operations which raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note H.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
August 21, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

FRANKY INTERACTIVE CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
As of June 30, 2007

ASSETS

Current Assets
Cash and equivalents	$14,390

TOTAL ASSETS	$14,390

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts Payable – Professional Fees	$2,500
Accrued expenses	2,888
Interest Payable	3,250
Loans Payable to Related Parties	50,000

Total Liabilities	$58,638

Stockholders’ Equity
Common Stock, $.001 par value, 75,000,000 shares authorized, 10,475,000 shares issued and outstanding	10,475
Additional paid-in capital	26,775
Common Stock Subscriptions Receivable	(22,850)
Deficit accumulated during the development stage	(58,648)
Total stockholders’ equity	(44,248)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,390

See accompanying notes to financial statements.

FRANKY INTERACTIVE CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
Period from May 30, 2007(Inception) to June 30, 2007

Period from
May 30, 2007
(Inception) to
June 30, 2007
Revenues	$-0-

General and administrative expenses:
Professional fees	$52,500
Miscellaneous	6,148
Total G & A expenses	$58,648

Net Loss	$(58,648)

Net loss per share:
Basic and diluted	$(0.00)

Weighted average shares outstanding:
Basic and diluted	10,475,000

See accompanying notes to financial statements.

FRANKY INTERACTIVE CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT
Period from May 30, 2007(Inception) to June 30, 2007

	Common stock		Additional paid-in capital	Common Stock Subscriptions Receivable	Deficit accumulated during the development stage
	Shares	Amount				Total

Issuance of common stock
for cash @$.001	7,500,000	$7,500	$0			$7,500
Issuance of common stock for cash @$0.01	2,975,000	2,975	26,775			29,750

Common Stock				(22,850)		(22,850)
Subscriptions Receivable for cash

Net loss for the period					(58,648)	(58,648)
Balance, June 30, 2007	10,475,000	$10,475	$26,775	$(22,850)	($58,648)	$(44,248)

See accompanying notes to financial statements.

FRANKY INTERACTIVE CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
Period from May 30, 2007(Inception) to June 30, 2007

Period From
May 30, 2007
(Inception) to
June 30,
2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(58,648)
Change in non-cash working capital items Accrued expenses	2,888
Interest payable	3,250
Accounts Payable – Professional Fees	2,500
Subscriptions Receivable	(22,850)

CASH FLOWS USED BY OPERATING ACTIVITIES	$(72,860)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock	$37,250
Proceeds from loans from related parties	50,000
CASHFLOWS FROM FINANCING ACTIVITIES	$87,250

NET INCREASE IN CASH	$14,390

Cash, beginning of period	$0
Cash, end of period	$14,390

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-0-
Income taxes paid	$-0-

See accompanying notes to financial statements.

FRANKY INTERACTIVE CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE A:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Franky Interactive Crop. (the “Company”) is presented to assist in understanding the company’s financial statements.  The financial statements and notes are representations of the company’s management, who is responsible for their integrity and objectivity.  These accounting policies conform to generally accepted accounting principles and have been consistently applied to the preparation of the financial statements.  The Company will adopt accounting policies and procedures based upon the nature of future transactions. There is no inventory in the Company’s operation.

The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards No. 7 ”Accounting and Reporting by Development-Stage Enterprises”. A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Description of Development Stage Activities

The Company has been in the development stage since it’s formation on May 30, 2007 and is based in Las Vegas, Nevada. The Company’s year-end for financial reporting and income reporting is June 30th.

The Company intends to provide  entertainment and interactive media content based on renovated internet, wireless and telecommunication technology. The initial focus of the Company’s business plan is to target young and affluent audience, mobile global trotters and businessmen.  The Company intends to integrate popular multi-lingual TV programs and to produce exclusive content to be posted on the internet and to be delivered to mobile devices.

Cash and Cash Equivalents

The Company considers cash on hand, cash in banks, certificates of deposit, time deposits, and U.S. government and other short-term securities with maturities of three months or less when purchased as cash and cash equivalents.

Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

FRANKY INTERACTIVE CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2007

NOTE B:    ORGANIZATION COSTS

Organization cost was minimal and was paid by one of the founders.  This small amount was expensed in the year incurred rather than amortized.

NOTE C:    OFFERING COSTS

Professional fees associated with capital raising activities which were incurred by the Company in connection with a Regulation D private stock offering and a public registration pursuant to the Securities Act of 1933, and were recorded as operating expenses.

NOTE D:    INCOME TAXES

No provision for income taxes has been recorded in the financial statements as the Company has incurred net operating losses from the date of inception through June 30, 2007.

For the period ended from inception (May 30, 2007) through June 30, 2007, the Company has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $55,398.48 at June 30, 2007, and will expire in the year 2027.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

As of June 30, 2007
Deferred tax asset attributable to:
Net operating loss	$18,835
Valuation allowance	(18,835)
Net deferred tax asset	$-0-

NOTE E:    PROPERTY AND EQUIPMENT

At June 30, 2007, the Company had no property and equipment.  Prior to June 30, 2007, the Company borrowed the use of office equipment from a related party and was not charged any fees for the use of the equipment.  Once the Company acquires equipment, the Company shall accounts for property and equipment at cost.  Expenditures for the maintenance and repair shall be  charged against operations.  Renewals and improvements that materially extend the life of the asset shall be capitalized.

Franky Interactive Corp.
NOTES TO THE FINANCIAL STATEMENTS
(A DEVELOPMENT STAGE COMPANY)
June 30, 2007

The Company shall account for depreciation of the equipment based on the straight-line method over the estimated useful lives for financial reporting and uses accelerated depreciation methods for income tax reporting.

NOTE F:    RELATED PARTY TRANSACTIONS

The Company has maintained an office at the office of a shareholder.  The amount of space used is nominal.  During the period from inception through June 30, 2007, the company paid no rent. The fair market value of this office rent is not reflected in the statement of operations as it is valued at no more than $150 per month.

Two companies, affiliated to us by common ownership with the founders of this Company,  loaned funds to the Company for operating expenses in order to assist the Company with working capital requirements.  Loans outstanding at June 30, 2007 were as follows:

DATE	AMOUNT	INTEREST RATE & MATURITY DATE
May 17, 2007	$ 25,000	6.5%; 5/16/2008
May 30, 2007	25,000	6.5%; 5/29/2008
TOTAL	$ 50,000

NOTE G:    COMMON STOCK

On May 30, 2007 the Company recorded in its Articles of Incorporation to authorize issuance of up to sixty five million shares of common stock, and ten million shares of preferred stock.  As of June 30, 2007, the Company had 11,029,175 common shares issued and outstanding.  The par value of the shares is $0.001.

NOTE H:    LIQUIDITY AND CAPITAL RESERVES

The Company has limited working capital and received limited revenue from sales of products or services.  The Company incurred significant initial legal and professional fees.

Franky Interactive Corp.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2007

These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

Management believes that the Company has insufficient capital reserves to operate through February 28, 2008 without the need for infusion of additional capital.  The Company continues to develop its website in order to sell its services.  Although the principals of the Company have no legal obligation to infuse additional capital, it is expected that the principals shall do so as reasonably necessary by providing short-term demand loans carrying a market interest rate.

NOTE I:    MATERIAL CONTRACTS

As of June 30, 2007, the Company has not entered into any material contracts with other companies.

NOTE J:     RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE K:     SUBSEQUENT EVENTS

Subsequent to the Company’s June 30th fiscal year end, the Company issued 554,175 common shares and raised $33,250.  Of this amount, $22,850 relates to subscription receivables reported within these financial statements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$21.92
Federal Taxes	$ Nil
State Taxes and Fees	$ Nil
Listing Fees	$ Nil
Printing and Engraving Fees	$500
Transfer Agent Fees	$1000
Accounting fees and expenses	$2500
Legal fees and expenses	$50,000
Total	$54,022

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities

We issued 3,500,000 to Weining Zhang, our director, 3,500,000 to Benedict Chen, and 500,000 to Joseph Weinstein, on May 30, 2007.  Ms. Zhang and Mr. Weinstein and Mr. Chen acquired these shares at the price of $0.001 per shares.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.  We issued the stock certificates and affixed the appropriate legends to the restricted stock.  On June 8, 2007, we completed an offering of shares of our common stock to a total of eight purchasers in an offering that was exempt from registration under Rule 506 of Regulation D or Regulation S of the Securities Act of 1933.  The identity of these eight purchasers is included in the selling shareholder table set forth above.  Upon closing, we issued 2,975,000 shares of our restricted common stock at the price of $0.01 per share for total proceeds of $29,750.  Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.  We did not engage in any public solicitation or general advertising. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

On July 6, 2007, we completed an offering of shares of our common stock to a total of twenty-nine purchasers in an offering that was exempt from registration under Rule 506 of Regulation D or Regulation S of the Securities Act of 1933. The identity of these twenty-nine purchasers is included in the selling shareholder table set forth above. Upon closing, we issued 554,175 shares of our restricted common stock at the price of $0.06 per share for total proceeds of $33,250.50.  Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. We did not engage in any public solicitation or general advertising. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
4.1	Sample Share Certificate
5.1	Opinion of Ronald Serota, Attorney, of the Corporate Law Center, with consent to use
23.1	Consent of Michael Moore, C.P.A. of Moore and Associates, Chartered
23.2	Consent of Ronald Serota, Attorney, of the Corporate Law Center

Item 28. Undertakings

The undersigned company hereby undertakes that it will:

(1)	file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a)	any Prospectus required by Section 10(a)(3) of the Securities Act;

(b)
reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)	any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement.

(2)
for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer, or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer, or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada on August 23, 2007.

Franky Interactive Corp..

By: /s/ Joseph Weinstein
Joseph Weinstein
President, Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By: /s/ Joseph Weinstein
Joseph Weinstein
President, Chief Executive Officer

By: /s/ Weining Zhang
Weining Zhang
Principal Financial Officer and Director